Exhibit 10.11

DESKTOP METAL, INC.

2020 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE (PERFORMANCE-VESTING)

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (Performance-Vesting) (the “Grant Notice”) have the meanings given to them in the 2020 Incentive Award Plan (as amended from time to time, the “Plan”) of Desktop Metal, Inc. (the “Company”) or Exhibit A.

The Company has granted to the participant listed below (“Participant”) the number of Restricted Stock Units set forth below (the “RSUs”), subject to the terms and conditions of the Plan and the Performance-Based Restricted Stock Unit Agreement attached as Exhibit A and the Vesting Schedule attached as Schedule I (collectively, the “Agreement”), all of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:

Number of RSUs:
Vesting Schedule:

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

DESKTOP METAL, INC.	PARTICIPANT
By:
Name:
Title:

EXHIBIT A

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL

1.1Award of RSUs.  The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share or, at the option of the Company, an amount of cash, in either case, as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the RSUs have vested.

1.2Incorporation of Terms of Plan.  The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. Except as expressly set forth herein, in the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3Unsecured Promise.  The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

1.4Defined Terms.  As used in this Agreement:

(a)“Cause” shall mean Participant’s (i) violation of a Company policy or rule, (ii) breach, attempted breach or violation of any non-competition or non-solicitation agreement between Participant and the Company, (iii) willful failure to substantially perform Participant’s duties with the Company, (iv) willful failure in any material respect to carry out or comply with any lawful and reasonable directive of the Board, (v) arrest for, conviction of, or plea of guilty, nolo contendere, or no contest to any felony or misdemeanor involving moral turpitude, material deceit, or fraud, (vi) gross negligence, willful misconduct, or (vi) other conduct by Participant that could be materially harmful to the business, interests or reputation of the Company.

(b)“Certification Date” shall mean a date in January or February of the calendar year following the calendar year in which the applicable Thirty-Day VWAP is measured, as determined by the Administrator.

(c)“Good Reason” shall mean (i) the Company relocates Participant or requires Participant to be based, in either case, more than thirty-five (35) miles from the Company’s current Burlington, MA location, (ii) Participant’s job responsibilities are materially reduced by the Company, or (iii) Participant’s base salary is materially reduced; provided, that, in the case of any of the foregoing, the condition that constitutes Good Reason continues beyond thirty (30) days after Participant has provided the Company written notice that Participant believes in good faith that such condition giving rise to such claim of Good Reason has occurred, so long as such notice is provided within ninety (90) days after the initial existence of such condition and Participant leaves employment within thirty (30) days after Participant has provided the Company written notice of the Good Reason and it failed to cure the same.

(d)“Last Certification Date” means the Certification Date occurring [_______].

(e)“Market Capitalization” means, as of any Measurement Date an amount equal to (i) the Thirty-Day VWAP multiplied by (ii) (A) the average of the total number of outstanding shares of Common Stock during such Thirty-Day VWAP period, (B) the total number of outstanding shares of Common Stock immediately prior to a Change in Control or (C) the total number of outstanding shares of Common Stock on the date of the Participant’s Termination of Service due to death or Disability (excluding any Shares received as a result of such Termination of Service), as applicable, as determined by the Administrator.

(f)“Market Capitalization Goals” means the Market Capitalization goals as set forth on the attached Schedule I.

(g)“Measurement Date” means a (i) Certification Date with respect to a Thirty-Day VWAP calculation, (ii) Change in Control, and (iii) Termination of Service as a result of Participant’s death or as a result of the Company’s termination of the Participant due to the Participant’s Disability.

(h)“Performance Period” means the period beginning on the Grant Date and ending on [_______].

(i)“Performance Vesting Condition” means the achievement of a Market Capitalization Goal on a Measurement Date.

(j)“Qualifying Termination” means a termination of Participant’s employment by the Company without Cause or by Participant for Good Reason.

(k)“Satisfied Tranche” means each Tranche set forth in Schedule I with respect to which the Performance Vesting Condition has been achieved as of a Measurement Date.

(l)“Service Vesting Condition” means the service-based vesting conditions set forth in Section 2.1(b).

(m)“Thirty-Day VWAP” means the volume weighted average trading price per share of Common Stock measured over any rolling thirty day period occurring during the last three months of any calendar year beginning with calendar year [_______] but within the Performance Period; provided, that, in connection with a Change in Control, the Thirty-Day VWAP shall mean the price per share of Common Stock paid by an acquiror in connection with a Change in Control, which, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquiror or its affiliate, price per share of Common Stock shall mean the value of the consideration paid per share of Common Stock based on the volume weighted average trading price per share of the acquiror’s (or its affiliate’s) common stock on the principal exchange on which such shares are then traded for each trading day during the five (5) consecutive trading days ending on the date ten (10) days prior to the date on which a Change in Control occurs, unless otherwise determined by the Administrator (including in connection with valuing any shares or other consideration that is not publicly traded); provided, further, that, in the event of the Participant’s Termination of Service due to death or the Company’s termination of the Participant due to the Participant’s Disability, the Thirty-Day VWAP shall mean the Fair Market Value of a share of Common Stock on the date of such Termination of Service.

(n)“Tranche” means each tranche of RSUs as set forth in the attached Schedule I.

(o)“Unsatisfied Tranche” means each Tranche set forth in the attached Schedule I with respect to which the Performance Vesting Condition has not been achieved.

ARTICLE II.

VESTING; FORFEITURE AND SETTLEMENT

2.1General Vesting; Forfeiture.  Subject to Section 2.2 and Section 2.3, the RSUs will vest upon (i) the achievement of the Performance Vesting Conditions and (ii) satisfaction of the Service Vesting Conditions, as follows:

(a)The RSUs will satisfy the Performance Vesting Conditions for a Tranche on the first Certification Date upon which the Administrator determines that the Market Capitalization Goal for such Tranche has been satisfied, provided the Participant has been a Service Provider from the Grant Date through such Certification Date, except as otherwise provided in Section 2.3(b). For the avoidance of doubt, notwithstanding that the applicable Market Capitalization Goal may be achieved with respect to any Tranche or Tranches, the date the applicable Performance Vesting Condition will be deemed satisfied and the associated Tranche or Tranches of RSUs will be deemed vested with respect to any Performance Vesting Conditions will be the applicable Certification Date and, except as provided in Section 2.3(b), will be subject to Participant’s continuing to be a Service Provider through such Certification Date. Furthermore, each Market Capitalization Goal may be achieved only once and more than one Market Capitalization Goal may be achieved on a particular Certification Date. For example, if a Market Capitalization Goal of $[_______] is determined by the Administrator to have been satisfied on [_______], the Market Capitalization thereafter drops below such level and again reaches the $[_______] Market Capitalization Goal during the 30 consecutive trading-day period ending [_______], no additional Tranches shall be considered to have achieved under the Performance Vesting Condition as a result of reaching the same Market Capitalization Goal for a second time. In no event may more than [_______] RSUs vest pursuant to this Award; and

(b)Tranches 1-5 in the attached Schedule I will satisfy the Service Vesting Condition if the Participant remains a Service Provider through the third anniversary of the Grant Date. Traches 6-12 in the attached Schedule I will satisfy the Service Vesting Condition if the Participant remaining a Service Provider through the fourth anniversary of the Grant Date. For the avoidance of doubt, in no event shall any RSUs vest unless and until both the applicable Performance Vesting Conditions and Service Vesting Conditions are satisfied, except as provided in Section 2.3.

(c)Notwithstanding anything to the contrary contained herein, all RSUs that have not become vested prior to or on the Last Certification Date shall automatically be forfeited and terminated as of the Last Certification Date without consideration therefor.

2.2Change in Control.  Notwithstanding anything to the contrary in this Agreement, upon the occurrence of a Change in Control on or before the Last Certification Date, subject to the Participant remaining a Service Provider through the date of the Change in Control, any Tranche that is an Unsatisfied Tranche prior to the date of the Change in Control shall be a Satisfied Tranche on the date of the Change in Control to the extent the Market Capitalization equals or exceeds the Market Capitalization Goal applicable to the applicable Tranche. After taking into account the prior sentence, any RSUs subject to Unsatisfied Tranches on the date of the Change in Control will be automatically forfeited on the date of the Change in Control without consideration, except as otherwise determined by the Administrator. Any Tranche that has met the Performance Vesting Conditions as of the date of the Change in Control but has not satisfied the Service Vesting Conditions as of the date of the Change in Control shall, to the extent such RSUs subject to Satisfied Tranches are assumed, substituted or continued in such Change in Control, continue to be eligible to vest in the Service Vesting Conditions subject to Section 2.3.

2.3Termination of Employment.

(a)Subject to Section 2.3(c), in the event of a Qualifying Termination following a Change in Control, the Satisfied Tranches that remain outstanding and subject to Service Vesting Conditions shall vest immediately as of the Qualifying Termination.

(b)Subject to Section 2.3(c), if Participant experiences a Termination of Service due to Participant’s death or the Participant incurs a Termination of Service by the Company due to the Participant’s Disability, then (i) any Tranche that is an Unsatisfied Tranche prior to the date of such Termination of Service shall be a Satisfied Tranche on the date of such Termination of Service to the extent the Market Capitalization equals or exceeds the Market Capitalization Goal applicable to the applicable Tranche and (ii) any RSUs subject to Satisfied Tranches shall vest as of the date of such Termination of Service. Any RSUs subject to Unsatisfied Tranches as of the date of such Termination of Service (after taking into account any vesting that occurs on such date) will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator.

(c)The treatment set forth in Section 2.3(a) and Section 2.3(b) is subject to Participant’s (or Participant’s estate’s) execution and non-revocation of a general release of claims in the form provided to the Participant by the Company no later than thirty (30) days following the date of such Termination of Service (the “Release”).

(d)In the event of Participant’s Termination of Service for any reason other than as set forth in Section 2.3(a) or Section 2.3(b) or in the event the Participant fails to satisfy the requirements in Section 2.3(c), all then-unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator.

2.4Settlement.

(a) RSUs will be paid in Shares or cash at the Company’s option as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than sixty (60) days after the RSU’s vesting date.

(b)If an RSU is paid in cash, the amount of cash paid with respect to the RSU will equal the Fair Market Value of a Share on the day immediately preceding the payment date.

ARTICLE III.

TAXATION AND TAX WITHHOLDING

3.1Representation.  Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2Tax Withholding.

(a)The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the RSUs as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Award.

(b)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the

Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and its Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

3.3Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A and include appropriate terms from the Plan regarding Section 409A, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement.

ARTICLE IV.

OTHER PROVISIONS

4.1Adjustments.  Participant acknowledges that the RSUs, the Shares subject to the RSUs, and the Market Capitalization Goals may be adjusted, modified and terminated in connection with certain events as provided in this Agreement and the Plan, including adjustments to account for any subdivision of Common Stock, declaration of a dividend payable in Common Stock, declaration of a dividend payable in a form other than Common Stock in an amount that has a material effect on the price of a share of Common Stock, a merger, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, a recapitalization, an acquisition, a spin-off or a similar occurrence.

4.2Notices.  Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.3Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4Conformity to Securities Laws.  Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.5Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.6Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.7Entire Agreement.  The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.8Agreement Severable.  In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.9Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

4.10Not a Contract of Employment.  Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.11Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

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Schedule I

Tranche	Market Capitalization Goals (Billions)	Number of RSUs to Vest